Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports Third Quarter 2024 Results
TYSONS, VA (October 29, 2024) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2024 and provided an operational update.
Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change(1)		2024	2023	Change(1)
Comparable RevPAR	$189.73	$183.64	3.3%		$188.08	$180.33	4.3%
Comparable Occupancy	78.1%	75.6%	2.5	% pts	75.7%	73.5%	2.2	% pts
Comparable ADR	$242.88	$242.89	—%		$248.57	$245.34	1.3%

Comparable Total RevPAR	$294.65	$283.82	3.8%		$300.83	$287.74	4.5%

Net income (loss)	$57	$31	83.9%		$153	$(82)	286.6%
Net income (loss) attributable to stockholders	$54	$27	100.0%		$146	$(90)	262.2%

Operating income	$95	$85	12.3%		$308	$67	358.9%
Operating income margin	14.6%	12.5%	210	bps	15.6%	3.3%	1,230	bps

Comparable Hotel Adjusted EBITDA	$170	$173	(1.9)%		$539	$512	5.2%
Comparable Hotel Adjusted EBITDA margin	27.2%	28.8%	(160)	bps	28.3%	28.2%	10	bps

Adjusted EBITDA	$159	$163	(2.5)%		$514	$496	3.6%
Adjusted FFO attributable to stockholders	$102	$108	(5.6)%		$350	$329	6.4%

Earnings (loss) per share - Diluted(1)	$0.26	$0.13	100.0%		$0.69	$(0.42)	264.3%
Adjusted FFO per share – Diluted(1)	$0.49	$0.51	(3.9)%		$1.67	$1.52	9.9%
Weighted average shares outstanding – Diluted	208	212	(4)		210	216	(6)
______________________________________________
(1)Amounts are calculated based on unrounded numbers.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, "I am very pleased with our third quarter results, with Comparable RevPAR increasing over 3% compared to the third quarter of 2023, driven by accelerating demand trends at our hotels in Chicago, New Orleans, and Boston coupled with strong performance at our Key West and Orlando hotels, which continue to benefit from recently completed transformative renovations. Group demand continues to improve with 2024 Comparable Group Revenue Pace up over 9% compared to the same time last year, driven by improvements in business demand, an increase in citywide events and strong convention calendars benefiting our Chicago, New Orleans and New York hotels, as well as in-house group events benefiting our Florida hotels. Our Florida hotels sustained minimal damage and business interruption from Hurricanes Helene and Milton and remain fully operational. I am grateful to our teams for navigating these hurricanes that have impacted many communities in the Southeast.

Additionally, during the third quarter, we continued to execute our capital allocation strategies by disposing of non-core assets, including the Hilton Oakland Airport, repurchasing an additional 2.5 million shares of our common stock for $35 million at a significant discount to our estimated net asset value, and investing in our portfolio, commencing over $200 million of comprehensive guestroom renovations at the iconic Rainbow Tower at the Hilton Hawaiian Village Waikiki Beach Resort, the Palace Tower at the Hilton Waikoloa Village and the Main Tower at the Hilton New Orleans Riverside. With current liquidity of over $1.4 billion, we remain laser-focused on creating long-term shareholder value by further strengthening our balance sheet through non-core asset sales and investments back into our core portfolio with value-enhancing ROI projects and returning capital to shareholders in the form of dividends and leverage neutral share repurchases.”
Additional Highlights
•In July 2024, the unconsolidated joint venture that owns and operates the Hilton La Jolla Torrey Pines sold the hotel for gross proceeds of approximately $165 million, and the Company's pro-rata share of the gross proceeds was approximately $41 million, which was reduced by Park's portion of debt of approximately $17 million;
•In August 2024, repurchased 2.5 million shares of common stock for a total purchase price of $35 million at an average purchase price of $13.85 per share;
•In August 2024, permanently closed the 360-room Hilton Oakland Airport, which incurred an EBITDA loss of nearly $4 million for the trailing twelve months, and subsequently terminated its ground lease, returning the property to the ground lessor;
•In October 2024, paid its third quarter 2024 cash dividend of $0.25 per share to stockholders of record as of September 30, 2024; and
•In October 2024, the Waldorf Astoria Orlando was ranked 9th in the world by Condé Nast Traveler in its prestigious 2024 Readers’ Choice Awards for the Best Resorts in the World.
Operational Update
Results for Park's Comparable hotels in each of the Company’s key markets are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	3Q24	3Q23	Change(1)	3Q24	3Q23	Change		3Q24	3Q23	Change(1)
Hawaii	2	3,507	$312.86	$322.09	(2.9%)	87.0%	92.0%	(5.0	% pts)	$272.29	$296.29	(8.1%)
Orlando	3	2,325	201.39	188.44	6.9	65.1	60.2	4.9		131.18	113.54	15.5
New York	1	1,878	304.42	302.44	0.7	91.1	92.2	(1.1)		277.19	278.78	(0.6)
New Orleans	1	1,622	173.42	157.49	10.1	64.3	56.4	7.9		111.44	88.82	25.5
Boston	3	1,536	281.13	267.12	5.2	87.6	86.1	1.5		246.23	230.03	7.0
Southern California	5	1,773	250.89	263.09	(4.6)	85.0	79.6	5.4		213.29	209.58	1.8
Key West	2	461	362.17	409.71	(11.6)	65.3	25.1	40.2		236.53	103.07	129.5
Chicago	3	2,467	237.93	227.83	4.4	77.1	69.4	7.7		183.56	158.20	16.0
Puerto Rico	1	652	264.86	269.92	(1.9)	68.5	67.2	1.3		181.39	181.41	—
Washington, D.C.	2	1,085	181.93	173.20	5.0	75.1	77.3	(2.2)		136.56	133.77	2.1
Denver	1	613	204.78	202.05	1.4	74.4	81.8	(7.4)		152.25	165.19	(7.8)
Miami	1	393	185.86	177.55	4.7	72.9	71.3	1.6		135.57	126.59	7.1
Seattle	2	1,246	182.67	187.14	(2.4)	86.0	82.5	3.5		157.16	154.39	1.8
San Francisco	2	660	234.95	255.48	(8.0)	74.9	78.6	(3.7)		176.00	200.81	(12.4)
Other	9	2,850	179.45	181.78	(1.3)	72.8	70.1	2.7		130.58	127.50	2.4
All Markets	38	23,068	$242.88	$242.89	—%	78.1%	75.6%	2.5	% pts	$189.73	$183.64	3.3%
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(1)Calculated based on unrounded numbers.

Changes in Park's 2024 Comparable RevPAR for the three and nine months ended September 30, 2024 compared to the same periods in 2023, by hotel type were as follows:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024 vs 2023	2024 vs 2023
Resort	1.5%	4.0%
Urban	5.4	3.9
Airport	0.5	4.9
Suburban	8.6	7.5
All Types	3.3	4.3
Park continued to see improvements in group demand from ongoing strength at its urban hotels and certain resort hotels, with Comparable group revenues for the third quarter of 2024 increasing by approximately 13% year-over-year. Comparable RevPAR growth for the third quarter was driven by increases at its urban and resort hotels of approximately 5% and 2%, respectively, year-over-year. Park's urban hotels benefited from increased group business and citywide events, including the Hilton New Orleans

Riverside and the Hilton Chicago where group revenues increased nearly 56% and over 36%, respectively, compared to the third quarter of 2023, which drove increases in RevPAR of approximately 26% and 20%, respectively. Park's Orlando hotels continued to benefit from an increase in group demand following the transformative renovation at the Bonnet Creek Orlando complex in early 2024, with group revenues increasing nearly 92% and 41% at the Waldorf Astoria Orlando and Signia Bonnet Creek hotel, respectively, compared to the third quarter of 2023, which drove increases in RevPAR of approximately 46% and 9%, respectively.
At the end of September 2024, Comparable Group Revenue Pace and room night bookings for 2024 increased over 9% and 4%, respectively, as compared to what 2023 group bookings were at the end of September 2023, with 2024 average Comparable group rates projected to exceed 2023 average Comparable group rates by approximately 5% for the same time period. Additionally, at the end of September 2024, Comparable Group Revenue Pace and room night bookings for 2025 increased over 5% and nearly 2%, respectively, as compared to what 2024 group bookings were at the end of September 2023, with 2025 average Comparable group rates projected to exceed 2024 average Comparable group rates by over 3% for the same time period.
Hurricane Update
Park's hotels located in Key West, Miami and Orlando, remained fully operational while sustaining minimal damage and business interruption from Hurricanes Helene and Milton, which impacted the Southeast in September 2024 and October 2024, respectively. Park expects approximately $2 million of Hotel Adjusted EBITDA disruption from the hurricanes, with minimal financial impact in the third quarter of 2024.
Balance Sheet and Liquidity
Park's current liquidity is over $1.4 billion, including approximately $950 million of available capacity under the Company's revolving credit facility ("Revolver"). As of September 30, 2024, Park's Net Debt was approximately $3.5 billion, which excludes the $725 million non-recourse CMBS Loan ("SF Mortgage Loan") secured by the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels").
As of September 30, 2024, the weighted average maturity of Park's consolidated debt, excluding the SF Mortgage Loan, is 3.4 years.
Park had the following debt outstanding as of September 30, 2024:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2024
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	March 2025(1)	$53
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	125
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	157
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2028 Senior Notes	Unsecured	5.88%	October 2028	725
2029 Senior Notes	Unsecured	4.88%	May 2029	750
2030 Senior Notes	Unsecured	7.00%	February 2030	550
Finance lease obligations		7.44%	2024 to 2028	1
Total Fixed Rate Debt		5.10%(2)		3,680

Variable Rate Debt
Revolver(3)	Unsecured	SOFR + 1.80%(4)	December 2026	—
2024 Term Loan	Unsecured	SOFR + 1.75%(4)	May 2027	200
Total Variable Rate Debt		6.81%		200

Add: unamortized premium				—
Less: unamortized deferred financing costs and discount				(25)
Total Debt(5)(6)		5.19%(2)		$3,855
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(1)The loan matures in August 2042 but became callable by the lender in August 2022 with six months of notice. As of September 30, 2024, Park had not received notice from the lender.
(2)Calculated on a weighted average basis.
(3)Park has approximately $950 million of available capacity under the Revolver.
(4)SOFR includes a credit spread adjustment of 0.1%.
(5)Excludes $157 million of Park’s share of debt of its unconsolidated joint ventures.
(6)Excludes the SF Mortgage Loan, which is included in debt associated with hotels in receivership in Park's consolidated balance sheets. In October 2023, the Hilton San Francisco Hotels were placed into court-ordered receivership, and thus, Park has no further economic interest in the operations of the hotels.

Capital Investments
Through the third quarter of 2024, Park has spent $164 million on capital improvements at its hotels and expects to incur approximately $230 million to $250 million in capital improvement costs during 2024. Key current and upcoming renovations and return on investment projects include:

(dollars in millions)
Projects & Scope of Work	Estimated Start Date	Estimated Completion Date	Budget	Total Incurred
Hilton Hawaiian Village Waikiki Beach Resort
Phase 1: Renovation of 392 guestrooms and the addition of 12 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 808	Q3 2024	Q1 2025	$44	$17
Phase 2: Renovation of 404 guestrooms and the addition of 14 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 822	Q3 2025	Q1 2026	$43	$—
Lobby renovation: Renovation of the Rainbow Tower lobby	Q3 2025	Q1 2026	$1	$—
Hilton Waikoloa Village
Phase 1: Renovation of 197 guestrooms and the addition of 6 guestrooms through the conversion of suites to increase room count at the Palace Tower to 406	Q3 2024	Q4 2024	$32	$12
Phase 2: Renovation of 203 guestrooms and the addition of 5 guestrooms through the conversion of suites to increase room count at the Palace Tower to 411	Q3 2025	Q4 2025	$33	$—
Lobby renovation: Renovation of the Palace Tower lobby	Q3 2025	Q4 2025	$3	—
Hilton New Orleans Riverside
Phase 1: Renovation of 250 guestrooms at the 1,167-room Main Tower	Q3 2024	Q4 2024	$16	$12
Phase 2: Renovation of 437 guestrooms at the 1,167-room Main Tower	Q2 2025	Q3 2025	$31	$—
Dividends
Park declared a third quarter 2024 cash dividend of $0.25 per share to stockholders of record as of September 30, 2024. The third quarter 2024 cash dividend was paid on October 15, 2024. Park is currently targeting paying a fourth quarter dividend, subject to approval by its Board of Directors, in the range of 65% to 70% of Adjusted FFO per share for the full year, which would include both the $0.25 per share fixed quarterly component plus an incremental top-off dividend.
Full-Year 2024 Outlook
Park is not in a position to update its full-year 2024 outlook at this time due to the uncertainty surrounding continuing negotiations between Park's operators and labor unions and the related impacts on operating results, which was not factored into Park's prior outlook. Park will provide a revised outlook once the appropriate agreements have been ratified and Park has a better understanding of the impacts to its operating results.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.
Conference Call
Park will host a conference call for investors and other interested parties to discuss third quarter 2024 results on October 30, 2024 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Third Quarter 2024 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park's decision to cease payments on its $725 million SF Mortgage Loan secured by the Hilton San Francisco Hotels and the lender's exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park's indebtedness, the completion of capital allocation priorities, the expected repurchase of Park's stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts ("REIT") with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 41 premium-branded hotels and resorts with over 25,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Property and equipment, net	$7,413	$7,459
Contract asset	804	760
Intangibles, net	42	42
Cash and cash equivalents	480	717
Restricted cash	38	33
Accounts receivable, net of allowance for doubtful accounts of $3 and $3	124	112
Prepaid expenses	57	59
Other assets	38	40
Operating lease right-of-use assets	177	197
TOTAL ASSETS (variable interest entities – $231 and $236)	$9,173	$9,419
LIABILITIES AND EQUITY
Liabilities
Debt	$3,855	$3,765
Debt associated with hotels in receivership	725	725
Accrued interest associated with hotels in receivership	79	35
Accounts payable and accrued expenses	240	210
Dividends payable	57	362
Due to hotel managers	111	131
Other liabilities	187	200
Operating lease liabilities	212	223
Total liabilities (variable interest entities – $215 and $218)	5,466	5,651
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 207,257,541 shares issued and 206,403,675 shares outstanding as of September 30, 2024 and 210,676,264 shares issued and 209,987,581 shares outstanding as of December 31, 2023	2	2
Additional paid-in capital	4,103	4,156
Accumulated deficit	(353)	(344)
Total stockholders' equity	3,752	3,814
Noncontrolling interests	(45)	(46)
Total equity	3,707	3,768
TOTAL LIABILITIES AND EQUITY	$9,173	$9,419

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rooms	$403	$432	$1,193	$1,256
Food and beverage	157	159	521	518
Ancillary hotel	68	66	196	203
Other	21	22	64	64
Total revenues	649	679	1,974	2,041

Operating expenses
Rooms	107	119	314	343
Food and beverage	112	122	356	377
Other departmental and support	154	161	454	484
Other property	65	59	174	182
Management fees	30	31	93	95
Impairment and casualty loss	—	—	13	204
Depreciation and amortization	63	65	192	193
Corporate general and administrative	17	18	52	50
Other	21	19	62	61
Total expenses	569	594	1,710	1,989

Gain on sale of assets, net	—	—	—	15
Gain on derecognition of assets	15	—	44	—

Operating income	95	85	308	67

Interest income	6	9	16	29
Interest expense	(54)	(51)	(161)	(155)
Interest expense associated with hotels in receivership	(15)	(14)	(44)	(31)
Equity in earnings from investments in affiliates	28	2	29	9
Other (loss) gain, net	(1)	—	(4)	4

Income (loss) before income taxes	59	31	144	(77)
Income tax (expense) benefit	(2)	—	9	(5)
Net income (loss)	57	31	153	(82)
Net income attributable to noncontrolling interests	(3)	(4)	(7)	(8)
Net income (loss) attributable to stockholders	$54	$27	$146	$(90)

Earnings (loss) per share:
Earnings (loss) per share - Basic	$0.26	$0.13	$0.70	$(0.42)
Earnings (loss) per share - Diluted	$0.26	$0.13	$0.69	$(0.42)

Weighted average shares outstanding – Basic	206	212	208	216
Weighted average shares outstanding – Diluted	208	212	210	216

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$57	$31	$153	$(82)
Depreciation and amortization expense	63	65	192	193
Interest income	(6)	(9)	(16)	(29)
Interest expense	54	51	161	155
Interest expense associated with hotels in receivership(1)	15	14	44	31
Income tax expense (benefit)	2	—	(9)	5
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	4	2	9	7
EBITDA	189	154	534	280
Gain on sales of assets, net(2)	(19)	—	(19)	(15)
Gain on derecognition of assets(1)	(15)	—	(44)	—
Gain on sale of investments in affiliates(3)	—	—	—	(3)
Share-based compensation expense	5	5	14	14
Impairment and casualty loss	—	—	13	204
Other items	(1)	4	16	16
Adjusted EBITDA	$159	$163	$514	$496
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(1)For the three and nine months ended September 30, 2024 and 2023, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets beginning October 2023, as Park expects to be released from this obligation upon final resolution with the lender.
(2)For the three and nine months ended September 30, 2024, includes a gain of $19 million on the sale of the Hilton La Jolla Torrey Pines included in equity in earnings from investments in affiliates.
(3)Included in other (loss) gain, net.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
COMPARABLE HOTEL ADJUSTED EBITDA AND
COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted EBITDA	$159	$163	$514	$496
Less: Adjusted EBITDA from investments in affiliates	(3)	(4)	(19)	(19)
Add: All other(1)	12	14	41	40
Hotel Adjusted EBITDA	168	173	536	517
Less: Adjusted EBITDA from hotels disposed of	2	1	3	—
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	—	(1)	—	(5)
Comparable Hotel Adjusted EBITDA	$170	$173	$539	$512

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total Revenues	$649	$679	$1,974	$2,041
Less: Other revenue	(21)	(22)	(64)	(64)
Less: Revenues from hotels disposed of	(3)	(4)	(9)	(20)
Less: Revenues from the Hilton San Francisco Hotels	—	(51)	—	(145)
Comparable Hotel Revenues	$625	$602	$1,901	$1,812

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change(2)		2024	2023	Change(2)
Total Revenues	$649	$679	(4.4)%		$1,974	$2,041	(3.3)%
Operating income	$95	$85	12.3%		$308	$67	358.9%
Operating income margin(2)	14.6%	12.5%	210	bps	15.6%	3.3%	1,230	bps

Comparable Hotel Revenues	$625	$602	3.8%		$1,901	$1,812	4.9%
Comparable Hotel Adjusted EBITDA	$170	$173	(1.9)%		$539	$512	5.2%
Comparable Hotel Adjusted EBITDA margin(2)	27.2%	28.8%	(160)	bps	28.3%	28.2%	10	bps
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(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to stockholders	$54	$27	$146	$(90)
Depreciation and amortization expense	63	65	192	193
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Gain on sales of assets, net	—	—	—	(15)
Gain on derecognition of assets(1)	(15)	—	(44)	—
Gain on sale of investments in affiliates(2)	—	—	—	(3)
Impairment loss	—	—	12	202
Equity investment adjustments:
Equity in earnings from investments in affiliates	(28)	(2)	(29)	(9)
Pro rata FFO of investments in affiliates	9	2	14	12
Nareit FFO attributable to stockholders	82	91	288	287
Casualty loss	—	—	1	2
Share-based compensation expense	5	5	14	14
Interest expense associated with hotels in receivership(1)	15	6	44	8
Other items	—	6	3	18
Adjusted FFO attributable to stockholders	$102	$108	$350	$329
Nareit FFO per share – Diluted(3)	$0.40	$0.43	$1.37	$1.33
Adjusted FFO per share – Diluted(3)	$0.49	$0.51	$1.67	$1.52
Weighted average shares outstanding – Diluted	208	212	210	216
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(1)For the three and nine months ended September 30, 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets beginning October 2023, as Park expects to be released from this obligation upon final resolution with the lender. For the three and nine months ended September 30, 2023, reflects incremental default interest expense and late payment administrative fees associated with the default of the SF Mortgage Loan beginning in June 2023.
(2)Included in other (loss) gain, net.
(3)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
September 30, 2024
Debt	$3,855
Add: unamortized deferred financing costs and discount	25
Less: unamortized premium	—
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,880
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	157
Less: cash and cash equivalents	(480)
Less: restricted cash	(38)
Net Debt	$3,519

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics include results from hotels that were active and operating in Park's portfolio since January 1st of the previous year and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable metrics exclude results from property dispositions that have occurred through October 29, 2024 and the Hilton San Francisco Hotels, which were placed into receivership at the end of October 2023.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net Debt also excludes Debt associated with hotels in receivership.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.